Exhibit 10.1

PROMISSORY NOTE

$200,000.00	April 6, 2011 Oklahoma City, Oklahoma

FOR VALUE RECEIVED, the undersigned Osage Exploration and Development, Inc., a Delaware corporation, 2445 Fifth Avenue, Suite 310, San Diego, CA  92101 ("Maker"), agrees to the terms of this Note and promises to pay to the order of E. Peter Hoffman, Jr., ("Lender") at 6301 N. Western, Suite 260, Oklahoma City, Oklahoma 73118, or at such other place as may be designated in writing by the holder of this Note, the principal sum of Two Hundred Thousand Dollars ($200,000.00) ("Principal Amount"), and a loan fee and prepaid interest paid and delivered with the execute`on of this Note in the form of 250,000 shares of restricted common stock, par value $0.0001 per share, of the Maker.  The principal amount is due and payable in full on August 5, 2011 ("Maturity Date").

RECITALS.  Maker has determined to borrow the Principal Amount on the terms and conditions described in this Note for the purposes reflected in the paragraph below under the caption "COLLATERAL."  Maker's board of directors has concluded that the acquisition of the oil and gas leasehold interests described in such paragraph is in the best interests of Maker and its stockholders in order for Maker to pursue its business strategies pertaining to its Mississippian oil and gas prospect.  Maker's board of directors further has concluded that funds for the acquisition of such oil and gas leasehold interests are not available to Maker from conventional sources or on more favorable terms on a basis that would reasonably permit Maker to acquire such oil and gas leasehold interests in a timely fashion, and accordingly Maker's board of directors has approved the loan reflected herein and has determined that such loan is necessary and in the best interests of Maker.

ALL PARTIES PRINCIPAL.  All parties liable for payment hereunder shall each be regarded as a principal and each party agrees that any party hereto with approval of holder and without notice to other parties may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms, and all parties shall be liable in same manner as on the original note.  All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

ADVANCES AND PAYMENT.  It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed the Principal Amount.  Advances and payments on this Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance.  Subsequent advances and the procedures described herein shall not be construed or interpreted as granting a continuing line of credit for the Principal Amount.  Lender reserves the right to apply any payment by Maker, or for account of Maker, toward this Note or any other obligation of Maker to Lender.  Maker may prepay this Note at any time without penalty.

COLLATERAL.  The Principal Amount is to be used by Maker to acquire oil and gas leasehold interests in Logan County, Oklahoma and surrounding counties for the development of a Mississippian oil and gas prospect, including cost and expenses incurred by landmen in the acquisition thereof. This Note and all other obligations of Maker to Lender, and all renewals or extensions thereof, are secured by the oil and gas leases to be acquired by Maker in Logan County, Oklahoma and surrounding counties with the proceeds of this loan, all excess proceeds of this loan not used for such acquisitions, and all collateral securing this Note and all other security interests heretofore or hereafter granted to Lender as more specifically described in Security Agreements and other securing documentation.  At Maturity Date, if this Note is not paid in full, Maker shall return to Lender all proceeds of this Note that were not used in the acquisition of the oil and gas leases and landmen costs and expenses, aforesaid.

ACCELERATION.  At option of holder, the unpaid balance of this Note and all other obligations of Maker to holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of following events or conditions:  (a) Any payment required by this Note or by any other note or obligation of Maker to holder or to others is not made when due or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Maker to holder or to others under any promissory note, agreement or undertaking; (b) Maker defaults in performance of any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Maker to holder or to others; (c) Any warranty, representation, financial information or statement made or furnished to Lender by or on behalf of Maker proves to have been false in any material respect when made or furnished; (d) The making of any levy against or seizure, garnishment or attachment of any collateral; (e) Any time Lender in good faith believes prospect of payment of this Note is impaired; (f) When in the judgment of Lender the collateral, if any, becomes unsatisfactory or insufficient either in character or value, and upon request, Maker fails to provide additional collateral as required by Lender; (g) Loss, theft, substantial damage or destruction of collateral, if any; (h) Death, dissolution, change in management or termination of existence of any Maker; (i) Appointment of a receiver over any part of the property of any Maker, the assignment of property by any Maker for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder; or (j) Maker fails to timely file any report required pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (other than Form 8-K reports), or Maker otherwise ceases to be subject to such reporting requirements.

WAIVERS AND GOVERNING LAW.  No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.  Notwithstanding the place of execution of this Note, this Note shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to its conflicts of laws provisions.  Maker and Lender expressly intend for this paragraph to serve as a Delaware governing law provision for purposes of Del. Code tit. 6, § 2708.  Maker acknowledges and agrees that Lender has relied on Maker's agreements in this paragraph as a material inducement to lending the funds evidenced by this Note, and accordingly Maker shall neither assert nor be permitted to assert, as a defense to collection under this Note or for any other purpose, that the laws of any other jurisdiction govern the construction or enforceability of this Note.

COLLECTION COSTS.  All parties liable for payment hereunder agree to pay reasonable costs of collection, including an attorney's fee of a minimum of 15% of all sums due upon default, whether or not a lawsuit is commenced as a part of the collection process.

RIGHT OF OFFSET.  Any indebtedness due from holder hereof to Maker or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligations to holder of Maker or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after Maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Maker or any party hereto.

IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

Osage Exploration and Development, Inc.

Date	By:
Kim Bradford, President